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                                                                   EXHIBIT 10.21

                         PATENT CROSS-LICENSE AGREEMENT

      This PATENT CROSS-LICENSE AGREEMENT is entered into by and between WebSideStory, Inc. ("WSS"), a Delaware corporation, having its principal place of business at 10182 Telesis Court, San Diego, CA 92121, and NetIQ Corporation ("NETIQ"), a Delaware corporation having its principal place of business at 3553 North First Street, San Jose CA 95134, and is effective as of the 12th day of December 2003 (the "AGREEMENT DATE").

                                    AGREEMENT

In consideration of the mutual promises set forth in this agreement, the receipt and sufficiency of which are acknowledged, and intending to be bound, the parties agree as follows:

1.    DEFINITIONS.

      1.1 As used in this Agreement, the term "NETIQ LICENSED PATENTS" shall mean all Patents issued or issuing on patent applications filed on or prior to the Effective Date, or filed subsequent thereto but receiving, or entitled to receive, the benefit of a filing date on or prior to the Effective Date, and as to which NetIQ has the right at any time during the term of the Agreement to grant licenses or releases of the scope or within the scope of the licenses and releases granted in the Agreement. If the grant or exercise of rights under a Patent that would otherwise be a Licensed Patent requires or results in the payment of a royalty or penalty or other consideration by the grantor to another (except for payments for inventions made by such other while employed by the grantor), then that Patent shall not be a Licensed Patent until and unless WSS or its affected Subsidiary undertakes to reimburse the grantor for the payment so made.

      1.2 As used in this Agreement, the term "WSS LICENSED PATENTS" shall mean all Patents issued or issuing on patent applications filed on or prior to the Effective Date, or filed subsequent thereto but receiving, or entitled to receive, the benefit of a filing date on or prior to the Effective Date, and as to which WSS has the right at any time during the term of the Agreement to grant licenses or releases of the scope or within the scope of the licenses and releases granted in the Agreement. If the grant or exercise of rights under a Patent that would otherwise be a Licensed Patent requires or results in the payment of a royalty or penalty or other consideration by a grantor to another (except for payments for inventions made by such other while employed by the grantor), then that Patent shall not be a Licensed Patent until and unless NetIQ or its affected Subsidiary undertakes to reimburse the grantor for the payment so made.

      1.3 As used in this Agreement, the term "NETIQ LICENSED PRODUCTS" shall mean any products or services of NetIQ or its Subsidiaries relating to the web analytics market, including, but not limited to WebTrends Reporting Service, WebTrends Reporting Center, WebTrends Intelligence Suite, and WebTrendsLive.

      1.4 As used in this Agreement, the term "WSS LICENSED PRODUCTS" shall mean any products or services of WSS or its Subsidiaries relating to the web analytics market, including, but not limited to HitBox Enterprise, HitBox Professional, and HitBox Commerce.

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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      1.5   As used in this Agreement, the term "LICENSED PRODUCTS" shall mean the NetIQ Licensed Products or the WSS Licensed Products, as the case may be.

      1.6 As used in this Agreement, the term "PARTY" shall mean WSS or NetIQ, as the case may be.

      1.7 As used in this Agreement, the term "PATENTS" shall mean all classes or types of patents other than design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues) in all countries of the world.

      1.8 As used in this Agreement, the term "RESTRICTED PARTY" shall mean the entities listed on Exhibit A, and their respective successors and assigns.

      1.9 As used in this Agreement, the term "SUBSIDIARY" shall mean any corporation, partnership, joint venture, limited liability or other entity, now or hereafter, in which a Party:

      (a) owns or controls (either directly or indirectly) or originally contributed (either directly or indirectly) at least fifty percent (50%) of the tangible and intangible assets of such entity; and

      (b) owns or controls (either directly or indirectly) either of the following:

            (1) if such entity has voting shares or other securities, at least fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority and such entity is under no obligation (contractual or otherwise) to directly or indirectly distribute more than seventy percent (70%) of its profits to a third party, or

            (2) if such entity does not have voting shares or other securities, at least fifty percent (50%) of the ownership interest that represents the right to make decisions for such entity and an interest sufficient to receive at least thirty percent (30%) of the profits and/or losses of such entity.

      (c) An entity shall be deemed to be a Subsidiary under the Agreement only so long as all requisite conditions of being a Subsidiary are met.

      1.8 As used in this Agreement, the term "EFFECTIVE DATE" means the date upon which NetIQ pays WSS the License Fee.

2.    MUTUAL RELEASES.

      2.1 By NetIQ. As of the Effective Date, each of NetIQ and its Subsidiaries hereby releases, acquits and forever discharges WSS and its Subsidiaries that are Subsidiaries as of the Effective Date or that become Subsidiaries during the term of the Agreement, and its and their officers, directors, shareholders, distributors and customers, direct and indirect, from any and all claims or liability for infringement (direct, indirect or contributory) of any NetIQ Licensed Patent that arose prior to the Effective Date, to the extent such infringement would have been

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licensed under the license granted to the licensed Party if such license had been in existence at the time of such infringing activity. The foregoing release shall in no event extend to Restricted Parties or the products or services of Restricted Parties.

      2.2 By WSS. As of the Effective Date, each of WSS and its Subsidiaries hereby releases, acquits and forever discharges NetIQ and its Subsidiaries that are Subsidiaries as of the Effective Date or that become Subsidiaries during the term of the Agreement, and its and their officers, directors, shareholders, distributors and customers, direct and indirect, from any and all claims or liability for infringement (direct, indirect or contributory) of any WSS Licensed Patent that arose prior to the Effective Date, to the extent such infringement would have been licensed under the license granted to the licensed Party if such license had been in existence at the time of such infringing activity. The foregoing release shall in no event extend to Restricted Parties or the products or services of Restricted Parties.

3.    LICENSES.

      3.1 NetIQ License to WSS. Subject to the terms and conditions of the Agreement and on the Effective Date, NetIQ hereby grants to WSS and its Subsidiaries, a non-exclusive, non-transferable (except as provided in Section 8 with respect to assignment), worldwide, royalty-free license, without the right to sublicense, under the NetIQ Licensed Patents, to:

      (a) make, use, sell (directly or indirectly), offer to sell, import and otherwise dispose of all WSS Licensed Products, including through original equipment manufacturers and value added resellers, who are not Restricted Parties and who co-brand or private label the WSS Licensed Products; and

      (b) make, have made, use and/or import any equipment and practice any method or process for the manufacture, use and/or sale of WSS Licensed Products; and

      (c) have made WSS Licensed Products by another manufacturer for supply solely to the licensed party for use, import, sale, offer for sale or disposition by the licensed party pursuant to the license granted above in Section 3.1(a), above.

      3.2 WSS License to NetIQ. Subject to the terms and conditions of the Agreement and on the Effective Date, WSS hereby grants to NetIQ and its Subsidiaries, a non-exclusive, non-transferable (except as provided in Section 8 with respect to assignment), worldwide, royalty-free license, without the right to sublicense, under the WSS Licensed Patents, to:

      (a) make, use, sell (directly or indirectly), offer to sell, import and otherwise dispose of all NetIQ Licensed Products, including through original equipment manufacturers and value added resellers, who are not Restricted Parties and who co-brand or private label the NetIQ Licensed Products; and

      (b) make, have made, use and/or import any equipment and practice any method or process for the manufacture, use and/or sale of NetIQ Licensed Products; and

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      (c)   have made NetIQ Licensed Products by another manufacturer for supply solely to the licensed party for use, import, sale, offer for sale or disposition by the licensed party pursuant to the license granted above in Section 3.2(a), above.

      3.3 License Term. The term of each license granted hereunder shall be the life of the affected Patent. The term of the Agreement shall continue until the last to expire of the Licensed Patents.

4.    PAYMENT.

      Within two (2) business days of the Agreement Date, [***] will wire to [***] the sum of [***] (the "LICENSE PAYMENT") using the following wire instructions:

[***]

Checking Account Name:     [***]
Routing Number:   [***]
Account Number:   [***]
Swift Code:       [***]

5.    PUBLIC ANNOUNCEMENT AND CONFIDENTIALITY.

      On or promptly after the Effective Date, the parties will issue a press release in the form attached hereto as Exhibit B. Notwithstanding the foregoing, the Parties shall maintain the terms and conditions of this Agreement in confidence and shall not disclose them to any third party, except (a) with the prior written consent of the other Party; (b) as may be required by law or legal process; (c) to its attorneys, accountants and professional advisors; and (d) to potential acquiring parties and other permitted assignees under Section 8.1 and subject to a reasonable form of non-disclosure agreement.

6.    WARRANTIES AND DISCLAIMERS.

      6.1 NetIQ Warranty. NetIQ represents and warrants that: (i) the person signing this agreement on behalf of NetIQ has been duly authorized to do so by all necessary corporate or other required action and has the power and authority to execute this agreement on NetIQ's behalf; (ii) the obligations described in this agreement are legal, valid, and binding obligations of NetIQ enforceable against it in accordance with the terms set forth in this agreement, except as the same may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies; and (iii) NetIQ is not restricted or prohibited, contractually or otherwise, from entering into and performing any of the terms or covenants contained in this agreement.

      6.2 WSS Warranty. WSS represents and warrants that: (i) the person signing this agreement on behalf of WSS has been duly authorized to do so by all necessary corporate or other required action and has the power and authority to execute this agreement on WSS' behalf;

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(ii) the obligations described in this Agreement are legal, valid, and binding obligations of WSS enforceable against it in accordance with the terms set forth in this Agreement, except as the same may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies; and
(iii) WSS is not restricted or prohibited, contractually or otherwise, from entering into and performing any of the terms or covenants contained in this Agreement.

      6.3 Disclaimers of Other Warranties. Except as provided in Section 6.1 and 6.2 above, neither Party makes any representations or extends any warranties of any kind, either express or implied, or assumes any responsibilities whatsoever with respect to the manufacture, sale or other disposition by the other Party, its Subsidiaries, vendees or transferees, of Licensed Products incorporating or making use of inventions claimed in such Party's Patents. Without limiting the generality of the foregoing, nothing contained in the Agreement shall be construed as:

      (a) a warranty or representation by either of the Parties as to the validity, enforceability or scope of any Patent;

      (b) a warranty or representation that any manufacture, sale, lease, use or other disposition of Licensed Products will be free from infringement of any patent rights or other intellectual property rights of either Party or any third party;

      (c) an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement;

      (d) conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either party;

      (e) conferring by implication, estoppel or otherwise, upon any party licensed hereunder, any license or other right under any patents, copyright, maskwork, trade secret, trademark other intellectual property right except the licenses and rights expressly granted hereunder; or

      (f)   an obligation to furnish any technical information or know-how.

7. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR PUNITIVE DAMAGES FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER. Consequential, incidental, and indirect damages include, but are not limited to, lost profits, lost revenue, and loss of business opportunity, whether or not such Party was aware or should have been aware of the possibility of these damages.

8.    ASSIGNMENT.

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      8.1   Neither Party may assign to another party this Agreement, or any rights or obligations under the Agreement, whether by operation of contract, law or otherwise, except (a) with the express written consent of the other Party, or
(b) in connection with a merger, acquisition or sale to a third party of substantially all of a Party's assets to which this Agreement relates, and subject, in each case, to such assignee's written agreement to be bound to the terms of the Agreement. Any attempted assignment by a Party in violation of this prohibition shall be void. In the event of a prohibited assignment or attempted assignment by a Party under this Section 8.1, the other Party shall have the right to immediately terminate this Agreement. In the event of a permitted assignment under this Section 8.1, the licenses granted under the Agreement shall only extend to the Licensed Products marketed or under development by the assigning Party at the time of the assignment and derivatives thereof.

      8.2 Irrespective of Section 8.1, neither Party may assign to a Restricted Party this Agreement or any of the licenses granted hereunder, whether by operation of contract, law or otherwise, except with the express written consent of the other Party. For purposes of the Agreement, an "assignment" to a Restricted Party shall be deemed to include, without limitation, attempted assignments or transfers pursuant to any of the following:
(a) a merger of a Party with a Restricted Party, whether or not the Party is the surviving entity; (b) the acquisition of more than twenty percent (20%) of any class of a Party's voting stock (or any class of non-voting security convertible into voting stock) by a Restricted Party (whether in a single transaction or series of transactions); (c) the sale or other transfer of more than fifty percent (50%) of a Party's assets (whether in a single transaction or series of transactions) to a Restricted Party; and (d) the acquisition of a Restricted Party or more than fifty percent (50%) of its assets, including where the Restricted Party would otherwise be a Subsidiary (each a "Restricted Party Transaction"). In the event of a Restricted Party Transaction the licenses granted under the Agreement shall only extend to the Licensed Products marketed or under development by the assigning Party at the time of the assignment and derivatives thereof.

      8.3 Any license or release granted by a Party in respect of a Licensed Patent shall be binding on any successor of that Party in ownership or control of the Licensed Patent.

9.    MISCELLANEOUS.

      9.1 Notices. All notices or other communications to be given hereunder shall be in writing and delivered either by telecopy (confirmation by US mail) or by next or second-day courier, courier charges prepaid, and addressed to the appropriate party as set forth below.

            If to Licensor:     WebSideStory, Inc.
                                10182 Telesis Court, 6th Floor
                                San Diego, CA 92121
                                Attn: Office of the CEO
                                Facsimile: 858-546-0695

            If to Licensee:     NetIQ Corporation
                                3553 N. First St.
                                San Jose, CA 95134
                                Attn: General Counsel
                                Facsimile: 408-856-3777

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Notices delivered personally shall be effective upon delivery and notices delivered by private courier shall be effective upon their receipt by the party to whom they are addressed.

      9.2 Severability and Construction. If any provision of this agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and be enforceable. This Agreement has been negotiated between the Parties and neither Party shall be deemed the "drafter" for purposes of the construction and interpretation of this Agreement. The captions used in this Agreement are included for convenience of reference only and shall be ignored in the construction and interpretation of this Agreement.

      9.3 Waiver. A waiver by either Party of its rights hereunder shall not be binding unless contained in a writing signed by an authorized representative of the Party waiving its rights, and such waiver shall not be construed as a waiver of any other rights hereunder. The nonenforcement or waiver of any provision on one occasion shall not constitute a waiver of such provision on any other occasion unless expressly so agreed in writing.

      9.4 Counterparts. This agreement may be executed in any number of original or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one agreement. This agreement shall become effective when each Party shall have received a faxed counterpart executed by the other Party.

      9.5 Independent Contractors. Each Party hereto shall be and remain an independent contractor, and nothing herein shall be deemed to constitute the Parties as partners. Neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either be deemed the agent or employee of the other.

      9.6 Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of California and the federal laws of the United States, without regard to conflict of laws.

      9.7 Entire Agreement. This agreement constitutes the entire agreement between the Parties hereto concerning the subject matter hereof, and no prior or contemporaneous oral or written communication shall be a part of the Parties' agreement. This agreement may not be modified except by a writing signed by an authorized representative of each Party.

      9.8 Force Majeure. Neither party shall be responsible for delays or failure of performance resulting from acts beyond the reasonable control of such party. Such acts shall include, without limitation, acts of God, strikes, walkouts, riots, acts of war, terrorism, epidemics or governmental regulations.

      9.9 Attorneys' Fees and Costs. The prevailing party in any mediation, arbitration, litigation, or other proceeding related to or arising out of this Agreement shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed as of the date first written above by their duly authorized officers.

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NETIQ CORPORATION                      WEBSIDESTORY, INC.
("NetIQ")                              ("WSS")

By: /s/ Charles M. Boesenber           By: /s/ Jeffrey W. Lunsford
    --------------------------------       -----------------------------
Print Name: Charles M. Boesenber       Print Name: Jeffrey W. Lunsford

Title: CEO and Chairman of the Board   Title: Chairman & CEO

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                                    EXHIBIT A

                               Restricted Parties

[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                    EXHIBIT B

                                  Press Release

                                   [attached]

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